Exhibit 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

OF FOREST OIL CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the quarter ended June 30, 2011 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of Forest Oil Corporation (the “Company”) hereby certifies that, to such officer’s knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ MICHAEL N. KENNEDY
Michael N. Kennedy
August 9, 2011	Executive Vice President and Chief Financial Officer